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                                                                   EXHIBIT 10.47

                          BASE MEDIA LICENSE AGREEMENT

         AGREEMENT (this "Agreement") dated as of March 3, 1997, between AccuMed International, Incorporated a Delaware corporation (AccuMed"), and Difco Laboratories Incorporated, a Michigan corporation ("Difco").

                                  WITNESSETH:

         WHEREAS, AccuMed and Difco Microbiology Systems, Inc., a Michigan corporation, have entered into an Asset Purchase Agreement dated as of the date hereof (the "Asset Purchase Agreement") and the execution and delivery of this Agreement by the parties hereto is an express condition precedent to AccuMed's obligations under the Asset Purchase Agreement and the parties are executing and delivering this Agreement in satisfaction of such condition precedent.

         NOW THEREFORE, in consideration of the foregoing and of the mutual agreements hereinafter contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1.1     Definitions.

         (a) "Affiliates" shall have the same meaning as that ascribed to it in the Asset Purchase Agreement.

         (b) "Base Media" shall mean Seller's proprietary formulae as defined in the Asset Purchase Agreement, Sec. 1.1.

         (c) The terms "Component A," "Component B," "Component C," "Component D" and "Component E" shall have the same meaning as that ascribed to each, respectively, in the Asset Purchase Agreement, Sec. 1.1. Collectively, these components are designated "Base Media Components."

         (d) "DCM" means Dehydrated Culture Media which is a product(s) required in the proprietary formulae of the Base Media. DCM contains one or more of the proprietary Base Media Components A through E;

         (e) "Base Media Know-How" shall mean information (including trade secret information) with respect to the formulae and specifications for manufacturing Base Media and/or DCM, known to Difco at the effective date of this Agreement, exclusive of the formulae and specifications for manufacturing Base Media Components. Notwithstanding the above definition of Base Media Know-How, confidential information belonging to a third party shall not be considered Base Media Know-How.





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Base Media License Agreement



         (f) "Base Media Intellectual Property Rights" shall mean proprietary rights to know-how and/or trade secrets, including Base Media Know-How, relating to Base Media or any of the components thereof, held in confidence by Difco, its Affiliates, sublicensees, and assigns, and not otherwise in the public domain.

         (g) "Clinical Market" shall mean the worldwide market relating to all uses and applications of the ESP Product Line related to (i) human diagnostic testing, including detection of septicemia, fungemia or mycobacteria, including related testing such as for mycobacterial susceptibility or sterile body fluids, (ii) veterinary diagnostic testing and
(iii) pharmaceutical research through the end of clinical trials intended for the human or veterinary clinical market.

         (h) "Clinical Purpose" shall have the same meaning ascribed to it in the Non-Clinical License and Non-Competition Agreement, Sec. 1.1(f).

         (i) "Base Media Licensed Products" as used herein shall mean Base Media and/or DCM manufactured in accordance with the Base Media Know-How.

         (j) "ESP Product Line" shall have the same meaning ascribed to it in the Asset Purchase Agreement, Sec. 1.1, and shall additionally include modifications thereto, as made by or under the authority of AccuMed, or its permitted successors or assigns, from time to time.

         (k) "Ancillary Agreements" means the Manufacturing Agreement, Non-Clinical License and Non-Competition Agreement, Transition Services and Facilities Agreement, the Escrow Agreement, the Escrow (Base Media Components) Agreement, the Base Media Components License, the Closing Agreement, and the Instrument of Assumption and Instruments of Assignment, as those terms are defined in the Asset Purchase Agreement.

         (l )    Other capitalized terms used herein, but not specifically
defined in this Agreement, such as "Person," shall have the same meaning ascribed to them as in the Asset Purchase Agreement or in any relevant Ancillary Agreement(s), to the extent not inconsistent herewith.





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Base Media License Agreement



         1.2 Usage.

         (i) References to a Person who is not a party hereto are also references to its permitted assigns and permitted successors in interest (by means of merger, consolidation or sale of all or substantially all the assets of such Person or otherwise, as the case may be), and references to a Person, in the case of the parties hereto, are also references to its assigns and successors in interest as provided in Sec. 2 hereof.

         (ii) References to a document are to it as amended, waived and otherwise modified as of the time in question and references to a statute or other governmental rule are to it as amended and otherwise modified as of the time in question (and references to any provision thereof shall include references to any successor provision in effect as of the time in question).

         (iii) References to Sections or to Schedules or Exhibits are to sections hereof or schedules or exhibits hereto, unless the context otherwise requires.

         (iv) The definitions set forth herein are equally applicable both to the singular and plural forms and the feminine, masculine and neuter forms of the terms defined.

         (v) The term "including" and correlative terms shall be deemed to be followed by "without limitation" whether or not followed by such words or words of like import.

         (vi) The term "hereof" and similar terms refer to this Agreement as a whole.

         (vii) References to the "parties" are to AccuMed and Difco, unless the context otherwise requires.

         (viii) The date on which any notice or other writing is deemed given shall be determined pursuant to Sec.13.

         2.      License to Manufacture the Base Media and/or DCM.

                 (a) Difco grants to AccuMed a non-exclusive, worldwide, royalty-free, fully paid-up license to use the Base Media Know-How to make and further develop Base Media Licensed Products exclusively for use, distribution, and sale in connection with the ESP Product Line in the Clinical Market subject to the terms, conditions and restrictions set forth herein.





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Base Media License Agreement



                 (b) Difco expressly reserves all other rights in and to the Base Media Intellectual Property Rights.

                 (c) The rights granted in this license are not sublicenseable unless the sublicensee enters into a written sublicense agreement substantially in the form attached as Schedule 1.

                 (d) The rights granted in this license may be assigned by each party to any of its respective Affiliates or to any Person acquiring all or substantially all of its respective assets, or that portion of the business relating to the use of the ESP Product Line for the respective purpose provided that any such party shall first deliver to the other party an executed written agreement in which the assignee agrees in writing to assume all of the assignor's obligations under this Agreement and agrees to be bound by all of the terms and conditions of this Agreement.

                 (e) The parties acknowledge that all formulae, processes, procedures, specifications, inventions (whether patentable or not), trade secrets and other intellectual property of whatever kind or character related to the Base Media Know-How is, and shall remain, the sole and exclusive property of Difco. The only interest AccuMed shall have in the Base Media Know-How is that of licensee.

                 (f) AccuMed hereby grants and agrees to grant to Difco a non-exclusive, fully paid-up, worldwide license to make, use, sell, or offer to sell, products under any patent rights which AccuMed has or may come to have in improvements related to the Base Media Know- How.

                 (g) Difco hereby grants and agrees to grant to AccuMed a non-exclusive, fully paid-up, worldwide license to make, use, sell, or offer to sell, products in the Clinical Market under any patent rights which Difco has or may come to have in improvements related to the Base Media Know-How.

         3.      Relationship of the Parties.

         The relationship of the parties hereto shall be that of licensor and licensee. Nothing in this Agreement shall be construed to imply a joint venture or other principal and agent relationship between the parties, and neither party shall have any right, power, or authority to create any obligation, express or implied, on behalf of the other.

         4.      Indemnification.





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Base Media License Agreement



                 (a) AccuMed shall defend, indemnify, and hold harmless Difco from and against any Actual Loss arising out of any legal action or suit brought against Difco insofar as such suit or proceeding shall be based on a claim arising from the manufacture, distribution, use, or sale of any Base Media Component Licensed Product by AccuMed provided that:


                 (i) Difco gives AccuMed prompt written notice of any such claim;

                 (ii) AccuMed shall have sole control of the defense of any action against such claim and all negotiations toward settlement or compromise; and

                 (iii) Difco shall cooperate fully with AccuMed in any reasonable way requested and shall make available to AccuMed all information under its control relating thereto.

         For purposes hereof, the term "Actual Loss" means the actual amount of the judgment or settlement payments and costs and expenses (including reasonable legal fees) paid or payable by Difco in connection with a legal action or suit indemnified hereunder.

                 (b) Compliance with all governmental regulations, specifically including FDA regulations, shall be the sole responsibility of AccuMed for all Base Media Licensed Products manufactured by, or on behalf of, AccuMed or its Affiliates under this Agreement.

         5.      Warranty.

                 DIFCO MAKES NO WARRANTY, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE BASE MEDIA KNOW-HOW OR BASE MEDIA LICENSED PRODUCTS, INCLUDING ANY WARRANTY OF MANUFACTURABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. DIFCO NEITHER ASSUMES NOR AUTHORIZES ACCUMED OR ANY OTHER PERSON TO ASSUME OR CREATE FOR IT ANY LIABILITY IN CONNECTION WITH THE SALE OR USE OF THE BASE MEDIA KNOW-HOW OR BASE MEDIA LICENSED PRODUCTS.

         DIFCO SHALL NOT BE LIABLE FOR ANY INJURY OR DAMAGE TO ACCUMED, OR ANY OF ACCUMED'S CUSTOMERS OR TO ANY OTHER PERSON CAUSED DIRECTLY OR INDIRECTLY BY THE MANUFACTURE OR USE OF THE BASE MEDIA KNOW-HOW OR BASE MEDIA LICENSED PRODUCTS OR BY THE USE, SALE, LEASE OR OTHER DISPOSITION OF ANY OF THE BASE MEDIA





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Base Media License Agreement



LICENSED PRODUCTS BY ACCUMED OR ITS CUSTOMERS OCCURRING EITHER BEFORE, DURING OR AFTER THE TERM OF THIS AGREEMENT, AND ACCUMED AGREES TO INDEMNIFY AND HOLD DIFCO HARMLESS WITH RESPECT TO THE SAME.

         6.      Limitation of Liability and Exclusion of Damages.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN AND EXCEPT FOR ACTUAL LOSS, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR SPECIAL DAMAGES, NOR FOR CLAIMS FOR ANY LOSS OR INJURY TO EARNINGS, PROFITS, OR GOOD WILL, WHATSOEVER, EVEN IF THE PARTY HAS BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

         DIFCO SHALL NOT BE LIABLE FOR ANY INJURY OR DAMAGE TO ACCUMED OR TO ANY OTHER PERSON CAUSED DIRECTLY OR INDIRECTLY AS A RESULT OF THE EXERCISE OF THE LICENSE OR ANY RIGHT HEREUNDER, OR THE MANUFACTURE, SALE, OR USE OF ANY PRODUCT DERIVED FROM AN EXERCISE OF THE LICENSE OR ANY RIGHT HEREUNDER.

         7.      Confidentiality.

         (a) AccuMed acknowledges that the Base Media Know-How is confidential information and a trade secret of Difco and that disclosure of the Base Media Know-How would result in irreparable harm to Difco and loss of valuable Base Media Intellectual Property Rights.

         (b) At all times during the term of this Agreement, AccuMed shall refrain from disclosing the Base Media Know-How to any third person without prior written consent from Difco, except as required by law, and shall take all necessary and reasonable steps to preserve the secrecy and prevent disclosure of the Base Media Know-How. The obligation to hold such information in confidence shall be satisfied if AccuMed exercises the same care with respect to such information as it would take to preserve the confidentiality of its own confidential and trade secret information. AccuMed warrants and represents that it has security procedures for preserving the confidentiality of its own information.

         (c) AccuMed shall only disclose Base Media Know-How to its employees on a need-to-know basis and only to the extent necessary to obtain the benefits of the license granted herein. In furtherance of the foregoing, AccuMed shall use the same security procedures to prevent unauthorized access and/or use of the Base Media Know-How as it





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Base Media License Agreement



uses for its own confidential and trade secret information. AccuMed shall use reasonable commercial efforts to maintain a permanent list identifying all persons having access to the Base Media Know-How, which list shall be available for inspection by Difco upon reasonable notice. All AccuMed personnel having access to the Base Media Know-How shall be advised of the terms of this Agreement and the requirements of confidentiality, and shall acknowledge in writing his/her agreement to be bound by these requirements both individually and as an employee of AccuMed.

         (d) AccuMed shall appropriately identify, to the extent possible, all reproductions, copies, extracts or the like of any document in any form whatsoever, including electronic media, containing the Base Media Know-How as the "Property of Difco" and "Confidential" or "Confidential - Trade Secret" before disseminating same to its officers, employees, or if permitted hereunder, to others. Upon termination of this Agreement, AccuMed shall return all such reproductions, copies, extracts or the like to Difco, or an officer of AccuMed shall certify as to their destruction. AccuMed shall not be permitted to retain any copies of such information except as required by law; Difco will provide AccuMed access to any documents required by law in the future to the extent it continues to maintain the same.

         (e) AccuMed shall notify Difco promptly upon receipt of any demand or request by a court or other governmental body for access to or disclosure of any Base Media Know-How, and shall, at Difco's expense, take all steps and actions as reasonably and lawfully requested by Difco as necessary to prevent such disclosure and shall reasonably and lawfully cooperate with and support the actions of Difco to appear and object to such request or demand for access or disclosure.

         (f) During the term of this Agreement, AccuMed shall not use Base Media Know-How for any purpose except in the manufacture of Base Media and/or DCM for the sole and exclusive use by AccuMed or its Affiliates for the Clinical Purpose. After termination of this Agreement pursuant to Sec. 8(b) or Sec. 8(c) herein, AccuMed, its Affiliates, and any sublicensee or assignee, shall cease using all Base Media Know-How received or learned by AccuMed under this Agreement, and not in the public domain.

         (g) The obligations imposed by this Section to receive, keep and maintain the Base Media Know-How in confidence shall be binding on AccuMed, its Affiliates, sublicensees, and assignees, continue during the term of this Agreement and shall survive the termination of this Agreement.

         (h) AccuMed shall be relieved of its obligations of confidentiality to the extent that information can be shown (i) to have been in the public domain at the time of AccuMed's receipt from Difco; (ii) to have come into the public domain through no fault of AccuMed;





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Base Media License Agreement



(iii) to have been lawfully acquired by AccuMed from a third party in rightful possession of such information; or (iv) to be the subject of a valid subpoena or otherwise required by law to be disclosed, provided that advance notice is given to Difco of the requirement of such disclosure, and AccuMed takes all reasonable steps to obtain a protective order that will maintain the confidentiality of the Base Media Components Know-How.

         8.      Term and Termination.

         (a) This Agreement shall be effective on the date written in the preamble, and unless earlier terminated in accordance with Sec. 8(b) or Sec. 8(c), the license shall be in full force and effect until the day that Difco, its successors and assigns shall cease to have Base Media Intellectual Property Rights in any of: the Base Media, DCM, or Base Media Components.

         (b) Difco may, at its option, immediately terminate this Agreement and any rights of AccuMed hereunder by giving AccuMed written notice thereof in the event that:

                 (i) AccuMed shall terminate or suspend its business as a result of bankruptcy or insolvency, become subject to any bankruptcy or insolvency proceeding if such proceeding remains undismissed for sixty (60) days, or becomes insolvent or subject to control by a trustee, receiver or similar authority; or

                 (ii) AccuMed shall have failed to perform or to observe any of its material obligations or covenants to Difco hereunder, including specifically compliance with any requirement set forth in Sec. 7; provided that Difco shall have first notified AccuMed in writing of any such breach and, if such breach is capable of cure, AccuMed shall have failed to:

                 (A)      cure such breach within 30 days;

                 (B) take reasonable steps to cure such breach within 30 days of the date such Notice from Difco is deemed given under Sec. 13 of this Agreement, and to continue to take reasonable steps to cure such breach until such breach is cured; and to promptly notify Difco of all steps being taken to cure the breach.

         If such breach is incapable of cure, termination pursuant to this Sec. 8(b)(ii) shall be effective immediately upon the date on which notice of breach is deemed to be given.





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Base Media License Agreement



         (c) This Agreement shall automatically and immediately terminate in the event that AccuMed or its Affiliates willfully disclose, contrary to the terms of this Agreement, Base Media Know-How not otherwise in the public domain to a third party, and such disclosure has, or is likely to have, a material adverse effect on Difco.

         (d) In the event of the termination of this Agreement, under Sec. 8(b) and Sec. 8(c), AccuMed shall thereafter cease and desist from in any way exercising the license granted under this Agreement, except that AccuMed may sell any Base Media Licensed Products in its inventory at that time that could otherwise have lawfully been sold under the license herein.

         9.      Successors and Assigns.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise provided herein, AccuMed may not assign rights hereunder without the written consent of Difco.

         10.     Severability.

         Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held unenforceable, in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality, or unenforceability without invalidating the remainder of such invalid, illegal, or unenforceable provisions, or any other provisions hereof.

         11.     Injunctive Relief.

         Each of the parties hereto acknowledges that in the event of a breach by any of them of any material provision of this Agreement relating to the transfer and protection of intellectual properties, the aggrieved party may be without an adequate remedy at law. Each of the parties therefore agrees that in the event of such a breach hereof the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach hereof. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled. Notwithstanding Sec. 12 below, if either party seeks specific performance or any other extraordinary or provisional relief including, but not limited to, injunctive relief under this Agreement, then any such action shall not be subject to arbitration, and each party agrees to submit to the non-exclusive jurisdiction of the Federal and/or state courts located in the State of Michigan, and waives





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Base Media License Agreement



any and all objections to jurisdiction or venue that it may have under the laws or court rules of any state or United States or any court.

         12.     Arbitration.

         Except as otherwise provided in this Agreement, AccuMed and Difco agree that any claim, controversy or dispute arising out of or relating to this Agreement, the interpretation of any of the provisions hereof, shall be submitted to neutral, binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (or any successor thereto) and the Federal Arbitration Act, 9 U.S.C.A. sections 1-14 shall apply. Any award or decision obtained from any parties, and judgment upon any award thus obtained may be entered in any court having jurisdiction thereof. Any such arbitration shall be conducted in Michigan.

         13.     Notices.

         All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when
(a) delivered by hand (with written confirmation receipt), (b) sent by telecopier (with written confirmation of receipt) provided that a copy is mailed by registered mail, return receipt requested, or (c) received by the addressee. Notice may be sent to the parties as follows:

If to AccuMed, to:

AccuMed International, Inc.
900 North Franklin Street, Suite 401
Chicago, Illinois  60610
Attention:  Mr. Leonard R. Prange
            Chief Financial Officer

Telecopy No.:      (312) 642-8684
Confirmation No.:  (312) 642-9200

with a copy to:





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Base Media License Agreement



AccuMed International, Inc.
1500 - 7th Avenue
Sacramento, California
Attention:  Ms. Joyce Wallach
            General Counsel

Telecopy No.:      (916) 443-6840
Confirmation No.:  (916) 443-6800

if to Difco, to:

Difco Laboratories Incorporated
17197 North Laurel Park
Suite 400
Livonia, Michigan  48152
Attention:  Kenneth A. Lawton
            Executive Vice President Finance and Operation

Telecopy No.:      (313) 462-8528
Confirmation No.:  (313) 462-8562

with a copy to:

Miller, Canfield, Paddock and Stone, P.L.C.
1400 North Woodward Avenue
Bloomfield Hills, Michigan  48304
Attention:  Thomas G. Appleman, Esq.

Telecopy No.:      (810) 258-3036
Confirmation No.:  (810) 258-3009

or to such other address as such party may indicate by a notice delivered to the other party hereto.

         14.     Jurisdiction.

         Any action or proceeding seeking to enforce any provision of, or based in any right arising out of, this Agreement may be brought against either party in any court located in the State of Michigan and each of the parties hereby submits to the respective jurisdiction of





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Base Media License Agreement



such courts in any such action or proceeding and waives any objection to venue in such courts.

         15.     Counterparts.

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, and all of which, when taken together, will be deemed to constitute one and the same.

         16.     Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without regard to the conflicts of law provisions thereof.

         17.     Entire Agreement; Amendments.

         This Agreement supersedes any prior oral or written agreements and understandings relating to the subject matter of this Agreement, and contains the entire agreement of the parties relating to the subject matter hereof. No amendment or modification of this Agreement shall be binding or enforceable unless in writing and signed by the parties hereto.





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Base Media License Agreement



         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto on the date first above written:


                                        ACCUMED INTERNATIONAL, INC.


                                        By: /s/ Michael D. Burke
                                            -----------------------------------
                                            Michael D. Burke
                                            President, Microbiology Division


                                        DIFCO LABORATORIES INCORPORATED


                                        By: /s/ William B. Burnett
                                            -----------------------------------
                                            William B. Burnett
                                            President





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